                               AMENDMENT NUMBER 1
                           TO PARTICIPATION AGREEMENT

WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Security Benefit Life Insurance Company (the "Life Company") and Security Distributors, Inc. (the "Underwriter") are parties to a Participation Agreement dated March 28, 2001 (the "Agreement"); and

WHEREAS, terms of the Agreement contemplate that the Funds of AVIF made available under the Agreement may be changed from time to time by amending Schedule A to the Agreement; and

WHEREAS, the parties wish to add certain Funds to the Agreement by deleting the existing Schedule A and replacing it with the following Schedule A; and

                                   SCHEDULE A

                                      SEPARATE ACCOUNTS UTILIZING THE   CONTRACTS FUNDED BY THE
FUNDS AVAILABLE UNDER THE CONTRACTS                FUNDS                   SEPARATE ACCOUNTS
-----------------------------------   -------------------------------   -----------------------
         (SERIES I SHARES)            SBL VARIABLE ANNUITY ACCOUNT      -    AdvisorDesigns
AIM V.I. Capital Appreciation Fund    XIV                                    Form #V6029
                                      (created 06-26-00)

         (SERIES II SHARES)                                             -    SecureDesigns
AIM V.I. Basic Value Fund                                                    Form #V6029
AIM V.I. Mid Cap Core Equity Fund
                                                                        -    AdvanceDesigns
                                                                             Form #V6029

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A above.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment Number 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H G.raham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President

                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        SECURITY BENEFIT LIFE INSURANCE COMPANY


Attest: /s/ Chris Swickard              By: /s/ Kalman Bakk
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        SECURITY DISTRIBUTORS, INC.


Attest: /s/ Chris Swickard              By: /s/ Greg Carver
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------